Exhibit 6.4


                   WARRANT PURCHASE AGREEMENT


     THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of February 1, 1996 by and between CPT HOLDINGS, INC., a Minnesota corporation (the "Company"), and TRINITY INVESTMENT
CORP., a Delaware corporation ("Purchaser").

     A. Pursuant to that certain Line of Credit Agreement dated as of even date herewith between the Company and the Purchaser (the "Credit Agreement"), the Company has agreed to issue a Common Stock Purchase Warrant substantially in the form of Exhibit A hereto (the "Warrant") as additional consideration and as an inducement to Purchaser to make the loan to the Company and its affiliated entities as provided in the Credit Agreement.

     B. The parties hereto desire to set forth their agreements and understandings with respect thereto.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


                            ARTICLE 1

                    AUTHORIZATION OF WARRANT

     The Company represents and warrants to Purchaser as follows:

     1.1  Capitalization of Company.

          (a) The authorized capital stock of the Company, on and as of the Closing Date (as defined in Article 3 hereof), and a description of the Common Stock and of the voting powers, rights and privileges thereof are stated in the Company's Articles of Incorporation (the "Articles of Incorporation"). A copy of the Articles of Incorporation in effect on the Closing Date has previously been delivered to Purchaser.

          (b) As of the Closing Date the number of issued and outstanding shares of the Company's Common Stock is one million five hundred ten thousand eighty-four (1,510,084).

     1.2 Authorization of Warrant. The Company has duly and properly authorized the issuance of the Warrant and the three hundred thousand (300,000) shares of Common Stock issuable by the Company upon exercise of the Warrant. As used herein, "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant and "Securities" shall mean the Warrant and the Warrant Shares.

     1.3 Other Definitions. Certain terms and expressions used in this Agreement are defined in Article 8 hereof.


                            ARTICLE 2

                       ISSUANCE OF WARRANT

     2.1  At the Closing (as defined in Article 3 hereof), the
Company shall issue the Warrant to Purchaser.


ARTICLE 3

THE CLOSING

     3.1 The closing under this Agreement (the "Closing") will take place at the offices of the Corporation as of the date hereof, or at such other time and on such other date as may be mutually agreed upon in writing by Purchaser and the Company. The date of the Closing is herein called the "Closing Date".


ARTICLE 4

ADDITIONAL REPRESENTATIONS OF THE COMPANY


     4.1 The Company hereby further represents and warrants to Purchaser, on and as of the Closing Date, the truth and accuracy of the representations of the Company contained in the Credit
Agreement.


ARTICLE 5

REPRESENTATIONS OF PURCHASER

     5.1  Purchaser represents and warrants to the Company that:

          (a) Purchaser is acquiring the Warrant from the Company in accordance with the terms hereof for Purchaser's own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), but, subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. Purchaser has been informed and understands that the Securities have not been registered pursuant to the provisions of Section 5 of the Securities Act and must be held indefinitely unless such Securities are subsequently registered under the provisions of the Securities Act or an exemption from such registration is available. Purchaser also has been informed of, and understands, the restrictions on any exercise of the Warrant as set forth therein.

          (b) Purchaser has been furnished with, or has had access to, all information concerning the Company, and has had an opportunity to ask questions of officers of the Company, as Purchaser has deemed necessary or appropriate in order to enable it to make an informed investment decision with respect to the acquisition of the Warrant. Purchaser has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in the Warrant. Pur-chaser's financial condition is such that it is able to bear all economic risks of investment in the Securities, including a complete loss of its investment therein and the risks of holding the Securities for an indefinite period of time. Purchaser also acknowledges that there exists no market for the Securities at this time.

          (c) Purchaser also acknowledges that the Company is not under any obligation to register or to cause any person to register any of the Securities under the Securities Act, to remain a reporting company under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), or otherwise to make public the financial and other information required to comply with the requirements of, or make available to Purchaser, any exemption from registration under the Securities Act.

          (d) Each stock certificate or instrument representing or evidencing any Securities shall bear a legend in or substan-tially in the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED, OR
          APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT
          BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
          REGISTRATION STATEMENT AS TO SUCH SECURITY OR
          AN OPINION OF COUNSEL SATISFACTORY TO THE
          COMPANY THAT SUCH REGISTRATION IS NOT
          REQUIRED."

          (e) The exercise of the Warrant by Purchaser does not and will not violate or contravene the charter documents or bylaws of Purchaser or any law or regulation or any judgment, decree or order of any governmental authority applicable to Purchaser. Purchaser will deliver to the Company upon exercise of the Warrant a written statement of such Purchaser stating that Purchaser is legally entitled to exercise its rights under the Warrant to purchase securities of the Company and that such purchase will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority applicable to Purchaser.


ARTICLE 6

COVENANTS OF THE COMPANY

     The Company hereby covenants with Holder (as defined in Article 8 hereof) that, from the Closing Date, except as otherwise expressly permitted or provided herein:

     6.1 Financial Information. The Company will furnish or cause to be furnished to Holder, with reasonable promptness, all such information, reports and statements respecting the business, assets, financial condition and results of operations of the Company and its Subsidiaries (as hereafter defined) as Holder may from time to time reasonably request.

     6.2  Inspection; Visitation Rights.

          (a) The Company will permit any of the duly authorized representatives of Holder to visit and inspect any of the assets or properties now or at any time hereafter owned or held under lease by the Company or by any of its Subsidiaries, and, on the request of Holder, to examine the books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) of the Company or of any of its Subsidiaries, during normal business hours and at such times as Holder may reasonably request, but not to exceed four (4) times per year. Any information concerning the Company or any of its Subsidiaries obtained by Holder in connection with any such visit, inspection or examination will be kept confidential by Holder and, after Holder no longer has an economic interest in the Company, will be promptly destroyed or returned to the Company at the request of the Company.

          (b) The Company will, subject always to the terms contained in Section 6.3 hereof, allow any person designated by Holder to attend all meetings of the Board of Directors and all meetings of the stockholders of the Company and its Subsidiaries, in all cases as a non-voting observer. Any information concerning the Company or any of its Subsidiaries obtained by Holder in connection with any such meeting of the Board of Directors will be kept confidential by Holder until such information becomes publicly disseminated.

     6.3 Reservation of Shares. The Company shall, at all times that any portion of the Warrant shall remain outstanding and unexercised, keep sufficient shares of its Common Stock reserved for issuance to Purchaser upon exercise of such portion of the Warrant.


                            ARTICLE 7

          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     7.1 Survival of Representations. The representations and warranties of the Company, Purchaser and Holder contained in this Agreement, or any agreement, instrument or document delivered pursuant to any of the provisions of this Agreement, shall sur-vive the execution and delivery of this Agreement, any examina-tion or investigation conducted by or on behalf of the Company or Purchaser, and the Closing hereunder.

     7.2 Indemnification for Misrepresentations. The Company agrees to indemnify and hold Purchaser harmless from and against, and to pay to Purchaser, on demand by Purchaser from time to time, the full amount of any loss, claim, damage, liability, cost or expense (including reasonable attorneys' fees) resulting to Purchaser from any false, incorrect or misleading representation or warranty of the Company contained in this Agreement, or any agreement, instrument or document delivered by the Company to Purchaser pursuant to any of the provisions of this Agreement.

     7.3 Expenses. The Company agrees to pay to Holder, on demand by Holder at any time and as often as the occasion there-for may require, all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Holder at any time in connection with any modifications or amendments to or consents, approvals or waivers requested by the Company under this Agree-ment or the Warrant.


ARTICLE 8

CERTAIN DEFINED TERMS

     8.1 As used herein, the following terms shall have the respective meanings assigned to them in this Article 8:

     (a) "Common Stock" shall mean Common Stock of the Company, including any securities issued in exchange for or in replacement of any such Common Stock, in the event of the recapitalization of the Company.

     (b) "Holder" shall mean Purchaser or any Permitted Trans-feree who shall, from time to time, be the registered holder of the Warrant or, in the event that the Warrant has been exercised in full and all of the Warrant Shares have been issued there-under, the lawful holder of the Warrant immediately prior to such final exercise.

     (c)  "Permitted Transferee" shall mean, in relation to
Holder:

               (i) any "Affiliated Person," as that term is defined in Section 2 of the Investment Company Act of 1940, as amended, of such Holder, to which the Warrant is transferred or assigned (but not sold); or

               (ii) any person who shall acquire the Warrant from the Holder in a transaction which does not constitute a public offering and for which the Company has received an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act. In addition, such transaction shall not violate or contravene the terms of
Section 5.1 hereof.

     (d) "Subsidiary" or "Subsidiaries" shall mean, in relation to the Company at any particular time, any other corporation(s) at least fifty percent (50%) of the outstanding voting shares in the capital of which shall be owned or controlled (whether directly or indirectly) by the Company and/or by any one or more of the Company's other Subsidiaries.


ARTICLE 9

MISCELLANEOUS

     9.1  Notices.

          (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telecopier, facsimile machine or telegraph, addressed as follows:

               (i) if to the Company, at 1430 Broadway, 13th Floor, New York, New York, 10018, Attention: President or Vice President, fax no. (212) 391-1393, or at such other address as shall have been furnished to Holder in writing by the Company; or

               (ii) if to Holder, at c/o Mentmore Holdings Corp., at 1430 Broadway, 13th Floor, New York, New York 10018, facsimile no. (212) 391-1393, or at such other address as shall have been furnished to the Company by such Holder in writing.

          (b) Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 9.1, when received by the addressee, or (iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 9.1, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall occur earlier.

     9.2  Governing Law.  THIS AGREEMENT IS INTENDED TO TAKE
EFFECT AS A SEALED INSTRUMENT.  THIS AGREEMENT SHALL BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
MINNESOTA.

     9.3 Amendments and Waivers. Except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement, may be amended, modified, supplemented, waived or terminated unless (i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive the prior written consent of Holder therefor.

     9.4 Proportional Adjustments. There are references in this Agreement to a specific price per share of Common Stock or to a specific number shares in the capital of the Company. The speci-fic price per share and the specific number of shares so stated are effective as of the Closing Date. The specific price per share and the specific number of shares so stated shall (in each case) be proportionally adjusted from time to time if (and on each occasion that) there shall be effected by the Company any stock dividend, stock split, subdivision of shares, combination of shares, reclassification, recapitalization or other similar corporate reorganization affecting the capital structure of the Company. The exact amount and the effective date of each adjust-ment effected pursuant to this Section 9.4 shall be determined in good faith and on a reasonable basis by the Board of Directors of the Company. The Company shall promptly notify Holder in writing of each such adjustment.

     9.5 Integration. The exhibits to this Agreement are inte-gral parts of this Agreement and are hereby incorporated by reference.

     9.6 Rights and Obligations Several. The rights and obliga-tions of each of the parties hereto shall be several (and not joint), except as otherwise expressly provided by this Agreement.

     9.7 No Waiver; Cumulative Remedies. No failure or delay on the part of Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies pro-vided by law.

     9.8 Entire Agreement. This Agreement, including the exhibits hereto and the other documents referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

     9.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     9.10 Binding Effect. All of the covenants and agreements of the Company contained in, and all of the rights granted by the Company pursuant to, this Agreement, shall inure to the benefit of Purchaser, including any Permitted Transferee of such Purchaser. None of such covenants, agreements or rights shall be assignable or transferable by Holder to any person except to a person who is a Permitted Transferee of such Holder.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                   COMPANY:

                                   CPT HOLDINGS, INC.,
                                     a Minnesota corporation


                                   By:  /s/ William L. Remley
                                   Name:  William L. Remley
                                   Title:  President


                                   PURCHASER:

                                   TRINITY INVESTMENT CORP.,
                                     a Delaware corporation

                                   By:  /s/ William L. Remley
                                   Name:  William L. Remley
                                   Title:  President